Exhibit 3.01
                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
           MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

                _____________________________________________

              Pursuant to Section 17-202 of the Delaware Revised
                         Uniform Limited Partnership Act

                 ____________________________________________

            The undersigned, for the purpose of amending the Certificate of Limited Partnership of Morgan Stanley Dean Witter Spectrum Global Balanced L.P. filed with the Secretary of State of Delaware on April 29, 1994, as amended on April 17, 1998 and as further amended on April 6, 1999, does hereby certify as follows:

            First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Spectrum Global Balanced L.P.

            Second. Amendment. Article First of the Certificate of Limited Partnership is amended to read in full as follows:

            "First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Spectrum Global Balanced L.P."

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 1st day of November, 2001.

                            By:  Demeter Management Corporation,
                                   General Partner


                              By: /s/ Robert E. Murray
                                 -------------------------------
                                 Robert E. Murray
                                 President